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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports (and all references to our Firm) included in or made a part of this registration statement.

                                          HAVARD + BATTE, LLP

Houston, Texas
June 8, 1994